UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 16, 2008, Paul J. Schmitt resigned from the Board of Directors of Encorium Group, Inc. (the "Company") to focus on other business commitments. Mr. Schmitt has agreed to continue to serve in an advisory capacity to the Board of Directors. There were no disagreements between Mr. Schmitt and the Company or any officer or director of the Company on any matter relating to the Company's operations, policies or practices.
The Board of Directors has appointed Dr. Jyrki Mattila, a current independent director of the Company, to replace Mr. Schmitt as a member of the Audit, Nominating and Compensation Committees of the Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: July 22, 2008	By:	/s/ Philip L. Calamia
Philip L. Calamia
Interim Chief Finacial Officer